Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Scott M. Lappetito, certify that:

1.I have reviewed this Annual Report on Form 10-K/A of Healthcare Trust, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this 22nd day of March, 2024	/s/ Scott M. Lappetito
Scott M. Lappetito
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)